SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 23, 2012

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Honeywell International Inc. (the “Company”) held its Annual Meeting of Shareowners on April 23, 2012. The following matters set forth in our Proxy Statement dated March 8, 2012, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	For	Against	Broker Non Votes
Gordon M. Bethune	587,191,885	25,640,479	80,100,043
Kevin Burke	604,457,178	8,375,186	80,100,043
Jaime Chico Pardo	595,148,840	17,683,524	80,100,043
David M. Cote	592,479,223	20,353,141	80,100,043
D. Scott Davis	591,971,121	20,861,243	80,100,043
Linnet F. Deily	566,396,017	46,436,347	80,100,043
Judd Gregg	601,814,267	11,018,097	80,100,043
Clive R. Hollick	590,111,769	22,720,595	80,100,043
George Paz	601,989,882	10,842,482	80,100,043
Bradley T. Sheares	589,100,513	23,731,851	80,100,043

2.	The shareowners approved the appointment of PricewaterhouseCoopers LLP as independent accountants for 2012. The voting results are set forth below :

For	Against	Abstain
680,899,173	10,129,498	1,903,736

3.	The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2012 proxy statement are set forth below:

For	Against	Abstain	Broker Non Votes
550,897,342	47,355,642	14,579,380	80,100,043

4.	The shareowners did not approve the proposal regarding Independent Board Chairman. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
284,217,601	324,874,380	3,740,383	80,100,043

5.	The shareowners did not approve the proposal regarding Political Contributions. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
150,497,461	366,001,478	96,333,425	80,100,043

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel